Exhibit 2.l

Christian E. Plaza

(703) 456-8006

cplaza@cooley.com

April 27, 2007

Gladstone Capital Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Gladstone Capital Corporation, a Maryland corporation (the “Company”), of a Registration Statement on Form N-2 (Registration No. 333-              ) (the “Registration Statement”) filed on April 27, 2007, with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the registration of $6,937,500 of its shares of common stock pursuant to the Registration Statement (the “Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Articles of Amendment and Restatement of the Articles of Incorporation and the Company’s Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and related prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

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Sincerely,

Cooley Godward Kronish LLP

By:	/s/ Christian E. Plaza
Christian E. Plaza